UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	December 19, 2008

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1245 “Q” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)
(402) 475-2525
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

        As described in more detail under Item 2.01 of this Current Report on Form 8-K, on December 19, 2008, National Research Corporation, a Wisconsin corporation (“NRC”), acquired all of the issued and outstanding shares of stock and stock rights of My InnerView, Inc., a Wisconsin corporation (“MIV”). In connection with, and in order to finance, the acquisition, on December 19, 2008, NRC issued an Installment or Single Payment Note (the “Term Note”) to U.S. Bank National Association (“U.S. Bank”) under its Revolving Credit Agreement, dated as of May 26, 2006, with U.S. Bank (as amended and renewed on July 31, 2008, the “Credit Agreement”). NRC also entered into an Addendum (the “Addendum”) to the Credit Agreement. A more detailed description of the Term Note and the Addendum is set forth under Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

        On December 19, 2008, NRC acquired all of the issued and outstanding shares of stock and stock rights of MIV. The acquisition was consummated via the merger of NRC Acquisition, Inc., a Wisconsin corporation and a former wholly-owned subsidiary of NRC (“NRC Acquisition”), with and into MIV, with MIV continuing as the surviving corporation and as a wholly owned subsidiary of NRC (the “Merger”), in accordance with the terms and conditions of the Merger Agreement, dated as of November 26, 2008, by and among NRC, NRC Acquisition, MIV, Neil L. Gulsvig and Janice L. Gulsvig (the “Merger Agreement”). NRC filed the Merger Agreement with the Securities and Exchange Commission on December 2, 2008 as Exhibit 2.1 to its Current Report on Form 8-K dated November 26, 2008.

        At the closing of the Merger, NRC paid a total of $11.5 million, $1.0 million of which was deposited in an escrow for indemnification and certain other potential claims following the closing. The Merger Agreement provides that the purchase price is subject to adjustment for, among other things, MIV’s working capital at the effective time of the Merger and its financial results for calendar year 2008, and that additional consideration may be earned depending on MIV’s financial performance in 2009, 2010 and 2011.

        NRC financed the acquisition by borrowing under its existing credit facility, as amended.

        The press release issued by NRC in connection with the closing of the Merger is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

        On December 19, 2008, to finance the Merger, NRC borrowed $9.0 million under the Term Note and $2.5 million under its revolving credit note (the “Revolving Note”), dated March 26, 2008, under the Credit Agreement.

        Borrowings under the Term Note are payable in 35 equal monthly installments of $97,000, with the balance of principal and interest payable on December 31, 2011. NRC may prepay borrowings under the Term Note without penalty. Borrowings under the Term Note bear interest at a rate of 5.20% per year.

        The Revolving Note matures on July 31, 2009, and NRC may repay borrowings under the Revolving Note until then. Borrowings under the Revolving Note bear interest at a variable rate equal to (a) prime (as defined in the Revolving Note) less 0.50% or (b) one-, two-, three-, six- or twelve-month LIBOR.

        The Addendum modifies the covenants under the Credit Agreement that are applicable to NRC to add non-cash stock compensation to, and subtract treasury stock purchases from, the numerator of the fixed charge coverage ratio.

        The descriptions of the Credit Agreement and the Revolving Note set forth above are qualified by reference to the descriptions set forth in NRC’s Current Report on Form 8-K dated May 26, 2006, which are incorporated herein by reference. The descriptions of the Term Note and the Addendum set forth above are qualified in their entirety by reference to the Term Note and the Addendum filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

        (a)     The required financial statements of MIV will be filed by amendment to this Current Report on Form 8-K not later than March 10, 2009 (which is 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed).

        (b)     The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K not later than March 10, 2009 (which is 71 calendar days after the date that this initial Current Report on Form 8-K is required to be filed).

        (c)     Not applicable.

        (d)     Exhibits. The following exhibit is being filed herewith:

(4.1)	Installment or Single Payment Note, dated as of December 19, 2008, from National Research Corporation to U.S. Bank National Association.

(4.2)	Addendum, dated December 19, 2008, to the Revolving Credit Agreement, dated May 26, 2006, by and between National Research Corporation and U.S. Bank National Association.

(99.1)	Press Release of National Research Corporation, dated December 19, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008

NATIONAL RESEARCH CORPORATION
By: /s/ Patrick E. Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief Financial Officer

NATIONAL RESEARCH CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated December 19, 2008

Exhibit
Number

(4.1)	Installment or Single Payment Note, dated as of December 19, 2008, from National Research Corporation to U.S. Bank National Association.

(4.2)	Addendum, dated December 19, 2008, to the Revolving Credit Agreement, dated May 26, 2006, by and between National Research Corporation and U.S. Bank National Association.

(99.1)	Press Release of National Research Corporation, dated December 19, 2008.